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CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-90730) and related Prospectus of LION bioscience AG of our report dated May 28, 2003, with respect to the financial statements of LION bioscience AG, Heidelberg, included in its Annual Report on Form 20-F for the year ended March 31, 2003, filed with the Securities and Exchange Commission.

Mannheim/Germany,
September 29, 2003

Ernst & Young
Deutsche Allgemeine Treuhand AG
Wirtschaftsprufungsgesellschaft

/s/ Ketterle                       /s/ K. Berger
-------------                      -------------
Ketterle                           K. Berger
Wirtschaftsprufer                  Wirtschaftsprufer
Certified Public Accountant